Exhibit 4.11

CONVERSION AND AMENDMENT AGREEMENT

THIS CONVERSION AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of October 10, 2014, by and among SIENTRA, INC., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Stockholders”).

RECITALS

WHEREAS, the Company is contemplating the consummation of a firm commitment underwritten initial public offering of its common stock (the “IPO”);

WHEREAS, the Stockholders are holders of shares of the Company’s outstanding Series A Preferred Stock (the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred”), and Series C Preferred Stock (the “Series C Preferred”, together with the Series A Preferred and the Series B Preferred, the “Series Preferred”), and/or shares of the Company’s common stock (the “Common Stock”);

WHEREAS, pursuant to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended and as may be amended from time to time (the “Restated Certificate”), all outstanding shares of Series Preferred shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate (as defined in the Restated Certificate), upon (A) the closing of a firm commitment underwritten public offering of the Common Stock at a price per share to the public of at least $10.67 (200% of the $5.335 per share purchase price of the Series C Preferred (the “Series C Purchase Price”)) resulting in aggregate gross proceeds to the Company of not less than $35,000,000 (a “Qualified IPO”), (B) consent of the holders of at least 65% of all outstanding shares of Series Preferred on an as-converted basis (the “Investor Majority”) related to an IPO with a per share price greater than the Series C Purchase Price, (C) consent of an Investor Majority in connection with any mandatory conversion in which the current fair market value of the Common Stock exceeds the Series C Purchase Price, or (D) consent of the Investor Majority, including the consent of all stockholders that hold in excess of 19% of the outstanding shares of the Series Preferred (the “Super Investor Majority”);

WHEREAS, the undersigned Stockholders constitute a Super Investor Majority;

WHEREAS, the Company and certain of the undersigned Stockholders, among others, are parties to the Amended and Restated Investor Rights Agreement, dated as of March 28, 2012 (the “Investor Rights Agreement”), which contains certain provisions the termination of which is triggered by the closing of a Qualified IPO;

WHEREAS, the Company and certain of the undersigned Stockholders, among others, are parties to the Amended and Restated Voting Agreement, dated March 28, 2012 (the “Voting Agreement”), which terminates in its entirety upon the date of the closing of a Qualified IPO or the date on which none of the Series Preferred remains outstanding;

WHEREAS, any provision of the Investor Rights Agreement may be amended, modified or terminated, and the observance of any provision of the Investor Rights Agreement may be waived, upon the written consent of the Company and the Investor Majority; provided, however, that (A) Sections 1.1(f) and 4.2 may be amended only with the written consent of the Super Investor Majority and (B) Section 2 may be amended only with the written consent of the Company and the Holders (as defined in the Investor Rights Agreement) of at least 51% of the Registrable Securities Then Outstanding (as defined in the Investor Rights Agreement);

WHEREAS, the undersigned Stockholders have the requisite percentages of the applicable securities required to amend the provisions of the Investor Rights Agreement and waive certain rights of the Holders under the Investor Rights Agreement as provided herein;

WHEREAS, the undersigned Stockholders desire to assist the Company in proceeding with an IPO and, in connection therewith, desire to amend certain provisions of the Investor Rights Agreement, waive certain rights of the Holders under the Investor Rights Agreement and confirm the termination of the Voting Agreement; and

WHEREAS, in order to eliminate any uncertainty or delay with respect to the conversion of the Series Preferred in connection with the IPO, the undersigned Stockholders desire to: (A) approve the conversion, effective immediately prior to the closing of the IPO, of each share of Series Preferred then outstanding into Common Stock at the then effective applicable Conversion Rate, provided that the price per share of the Common Stock sold in the IPO to the public is approved by the Board of Directors of the Company (the “Board”) or the Pricing Committee of the Board (an “Approved IPO”), and (B) amend certain provisions of the Investor Rights Agreement, waive certain rights of the Holders under the Investor Rights Agreement and confirm the termination of the Voting Agreement, all as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, hereby agree as follows:

1.                                    CONVERSION.  The undersigned Stockholders constituting a Super Investor Majority with respect to all shares of Series Preferred, hereby agree and provide their written consent that, effective immediately prior to the closing of an Approved IPO, whether or not such Approved IPO constitutes a Qualified IPO, all outstanding shares of the Series Preferred shall automatically be converted into shares of Common Stock at the applicable Conversion Rate then in effect.

2.                                    AMENDMENT OF INVESTOR RIGHTS AGREEMENT.  The Company and the undersigned Stockholders constituting a Super Investor Majority with respect to all shares of Series Preferred held thereby, on behalf of themselves and all other holders of Series Preferred, hereby amend the Investor Rights Agreement as follows:

The following defined term in Section 1.1 of the Investor Rights Agreement is hereby amended in its entirety as follows:

“Qualified IPO” means an Approved IPO (as defined in that certain Conversion and Amendment Agreement dated October 10, 2014, by and among the Company and certain stockholders of the Company).

2.

3.                                    WAIVER OF REGISTRATION RIGHTS OF INVESTOR RIGHTS AGREEMENT.  The Company and the undersigned Stockholders that are Holders of at least 51% of the Registrable Securities Then Outstanding, with respect to all shares of Registrable Securities (as defined in the Investor Rights Agreement) held thereby, on behalf of themselves and all other holders of Registrable Securities, hereby waive all registration rights (including without limitation all rights to notice) under Section 2 of the Investor Rights Agreement with respect to the filing of the registration statement for the IPO and the registration and issuance of the shares in connection with the IPO.

4.                                    TERMINATION OF VOTING AGREEMENT.  The Company and the undersigned Stockholders, with respect to all shares of Series Preferred held thereby, on behalf of themselves and all other parties to the Voting Agreement, hereby acknowledge that, effective immediately prior to the closing of an Approved IPO, the Voting Agreement shall terminate in its entirety and be of no further force or effect pursuant to its terms.

5.                                    SUNSET.  Notwithstanding anything to the contrary set forth herein, this Agreement and all obligations hereunder shall terminate at 5:00 p.m. Pacific Time on March 31, 2015, if the closing of an Approved IPO has not occurred as of such time.

6.                                    MISCELLANEOUS.

(a)                              Entire Agreement; Binding Effect.  This Agreement constitutes the entire agreement of the parties hereto related to the matters set forth in Sections 1, 2, 3, 4, and 5 hereof, and supersedes all prior agreements between such parties, whether written or oral, related to such subject matter.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

(b)                             Amendment; Waiver.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and each party against whom enforcement of such amendment, waiver, discharge or termination is sought.

(c)                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts among California residents entered into and performed entirely within California.

(d)                             Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be as effective as original signatures.

(e)                               Further Assurances.  Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

3.

IN WITNESS WHEREOF, the parties hereto have executed this CONVERSION AND AMENDMENT AGREEMENT as of the date first written above.

COMPANY:

SIENTRA, INC.

By:	/s/ Hani Zeini
Name: Hani Zeini
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO CONVERSION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this CONVERSION AND AMENDMENT AGREEMENT as of the date first written above.

COMMON STOCKHOLDERS

ORBIMED PRIVATE INVESTMENTS III, LP

		BY:	ORBIMED CAPITAL GP III LLC,

		ITS:	GENERAL PARTNER

		BY:	ORBIMED ADVISORS LLC,

		ITS:	MANAGING MEMBER

Date:	October 10, 2014	By:	/s/ Jonathan Silverstein
		Name:	Jonathan Silverstein
		Title:	Member

ORBIMED ASSOCIATES III, LP

		BY:	ORBIMED ADVISORS LLC,

		ITS:	GENERAL PARTNER

Date:	October 10, 2014	By:	/s/ Jonathan Silverstein
		Name:	Jonathan Silverstein
		Title:	Member

ORBIMED ADVISORS LLC AND AFFILIATES

Date:	October 10, 2014	By:	/s/ Jonathan Silverstein
Name: Jonathan Silverstein
Title: Member

Date:	October 10, 2014	/s/ Hani Zeini
Hani Zeini

[SIGNATURE PAGE TO CONVERSION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this CONVERSION AND AMENDMENT AGREEMENT as of the date first written above.

PREFERRED STOCKHOLDERS

ORBIMED PRIVATE INVESTMENTS III, LP

		BY:	ORBIMED CAPITAL GP III LLC,

		ITS:	GENERAL PARTNER

		BY:	ORBIMED ADVISORS LLC,

		ITS:	MANAGING MEMBER

Date:	October 10, 2014	By:	/s/ Jonathan Silverstein
Name: Jonathan Silverstein
Title: Member

ORBIMED ASSOCIATES III, LP

		BY:	ORBIMED ADVISORS LLC,

		ITS:	GENERAL PARTNER

Date:	October 10, 2014	By:	/s/ Jonathan Silverstein
Name: Jonathan Silverstein
Title: Member

[SIGNATURE PAGE TO CONVERSION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this CONVERSION AND AMENDMENT AGREEMENT as of the date first written above.

CLARUS LIFESCIENCES I, L.P.

		BY:	CLARUS VENTURES I MANAGEMENT, L.P.

		ITS:	GENERAL PARTNER

		BY:	CLARUS VENTURES I, LLC

		ITS:	GENERAL PARTNER

Date:	October 10, 2014	By:	/s/ Nicholas J. Simon
Name: Nicholas J. Simon
Title: Managing Director

[SIGNATURE PAGE TO CONVERSION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this CONVERSION AND AMENDMENT AGREEMENT as of the date first written above.

ABINGWORTH BIOVENTURES V LP

BY: ABINGWORTH LLP
ITS: MANAGER

Date:	October 10, 2014	By:	/s/ James Abell
			Name:	James Abell
			Title:	Partner

ABINGWORTH BIOVENTURES V CO-INVEST GROWTH EQUITY FUND LP

BY: ABINGWORTH LLP
ITS: MANAGER

Date:	October 10, 2014	By:	/s/ James Abell
			Name:	James Abell
			Title:	Partner

[SIGNATURE PAGE TO CONVERSION AND AMENDMENT AGREEMENT]